Exhibit 21
                       Subsidiaries of the Registrant



                                                                     EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

                                                                             State of
                                                             Percentage    Incorporation
                                                                 of             or
          Parent                      Subsidiary             Ownership     Organization
--------------------------    ---------------------------    ----------    -------------

FFY Financial Corp.           First Federal Savings Bank        100%          Federal
                               of Youngstown


FFY Financial Corp.           FFY Holdings, Inc.                100%          Ohio



FFY Holdings, Inc.            First Real Estate, Ltd.            67%          Ohio


FFY Holdings, Inc.            Daniel W. Landers                  67%          Ohio
                              Insurance Agency, Ltd.


First Federal Savings         Ardent Service Corporation        100%          Ohio
 Bank of Youngstown


Ardent Service Corporation    Hedgerows Development, Ltd.        50%          Ohio